Exhibit 99.1

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc. Reports Results for First Quarter 2016

Reaffirms Fiscal Year 2016 Guidance

ATLANTA-May 25, 2016 — Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today reported results for its fiscal first quarter of 2016, which ended April 17, 2016. The Company also reaffirmed earnings guidance for fiscal 2016.

“We are on track to deliver our 2016 full year guidance and we are confident in our future outlook as we make progress against our new, next generation Strategic Roadmap. We reported global same-store sales of 1.6% and earnings per diluted share of $0.58 during the first quarter, which was in line with our expectations. Despite the very promotional QSR landscape, our guests continue to value our quality food and innovative new product offerings and respond well to selective promotions of our core products,” said Cheryl Bachelder, Popeyes Chief Executive Officer. “We are excited about our future as we begin executing our key strategies, which will help us to achieve our long term growth goals.”

First Quarter 2016 Highlights:

•	Total revenues increased 3.4% to $82.2 million, compared to $79.5 million in the first quarter of 2015.

•	Reported net income was $12.9 million, or $0.58 per diluted share, compared to $13.6 million, or $0.58 per diluted share in the first quarter 2015. Adjusted earnings per diluted share(1) were $0.58 in both the first quarter of 2016 and 2015.

•	System-wide sales increased 6.4%.

•	Global same-store sales increased 1.6%.

•	Total domestic same-store sales increased 1.1%, compared to a 7.1% increase in the first quarter of 2015, marking our 21st consecutive quarter of positive domestic same-store sales growth. Popeyes has increased its domestic market share of the chicken-QSR category to 26.3%, compared to 24.6% in the first quarter of 2015.

•	International same-store sales increased 6.2%, compared to a 6.1% increase in the first quarter of 2015, marking our 27th consecutive quarter of positive international same-store sales growth.

•	Sales by Company-operated restaurants were $34.6 million in the first quarter compared to $34.7 million last year. Company-operated restaurant operating profit(1) was $7.0 million, or 20.2% of sales, compared to $7.5 million, or 21.6% of sales in 2015. Lower sales and operating profit in new markets and higher labor costs were partially offset by favorable chicken and grocery basket costs.

•	Operating EBITDA(1) was $25.0 million, or 30.4% of total revenues, compared to $26.1 million, or 32.8% of total revenues in the first quarter of 2015. The decrease was primarily due to planned general and administrative investments to support new Strategic Roadmap initiatives.

•	Free cash flow(1) was $16.8 million, compared to $17.7 million in the first quarter of 2015.

•	The Popeyes system opened 44 restaurants, which included 19 domestic and 25 international restaurants. Net restaurant openings were 25.

•	As of the end of the first quarter, the Company operated and franchised 2,569 restaurants, compared to 2,420 at the end of the first quarter in 2015, representing net unit growth of 6.2% over the last twelve months.

•	The Company repurchased 554,086 shares of its common stock for approximately $30 million.

NEWS RELEASE

Fiscal 2016 Guidance:

The Company is currently on track to deliver against its fiscal 2016 full year guidance and is confident in its future outlook. The Company reiterates the following guidance:

•	System-wide same-store sales growth in the range of 2.0% to 3.0%.

•	New restaurant openings in the range of 200 to 235, including approximately 85 to 100 internationally and three to five new Company-operated restaurants.

•	Net new restaurant openings in the range of 140 to 185, for a net unit growth rate of approximately 6% to 7%.

•	General and administrative expenses to be approximately 2.9% to 3.0% of system-wide sales, maintaining an investment rate that supports long-term growth.

•	Capital expenditures to be in the range of $10 million to $15 million, including approximately $10 million for Company-operated restaurant development.

•	Earnings per diluted share and adjusted earnings per diluted share to be in the range of $2.10 to $2.15.

•	Share repurchases of $80 to $120 million in outstanding shares, compared to $62 million in 2015, with approximately $60 million purchased from operating cash flows and up to $60 million from additional borrowings.

•	Effective income tax rate in 2016 to be approximately 38%.

Conference Call

The Company will host a conference call and Internet webcast at 9:00 A.M. ET on May 26, 2016, to review first quarter 2016 results. A live listen-only webcast of the conference call will be available on the Popeyes website at www.popeyes.com/investors. The conference call can also be accessed live over the phone by dialing (855) 427-4392 or for international callers by dialing (484) 756-4257. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 3264706. The replay will be available until Thursday, June 9, 2016. A replay of the conference call will also be available for 90 days at the Company’s website.

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest Quick- Service Restaurant (“QSR”) chicken concept based on number of units. As of April 17, 2016, Popeyes had 2,569 operating restaurants in the United States, the District of Columbia, three territories, and 26 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

(1)	Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, and free cash flow are supplemental non-GAAP measures of performance. See the heading entitled “Management’s Use of Non-GAAP Financial Measures.”

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In millions, except share and per share data)

	4/17/2016	12/27/2015
Current assets:
Cash and cash equivalents	$13.4	$9.1
Accounts and current notes receivable, net	10.5	9.2
Other current assets	4.0	8.5
Advertising cooperative assets, restricted	35.5	35.4

Total current assets	63.4	62.2

Long-term assets:
Property and equipment, net	98.1	97.7
Goodwill	11.1	11.1
Trademarks and other intangible assets, net	94.1	94.2
Other long-term assets, net	0.7	0.8

Total long-term assets	204.0	203.8

Total assets	$267.4	$266.0

Current liabilities:
Accounts payable	$6.7	$6.7
Other current liabilities	7.6	13.1
Current debt maturities	0.5	0.3
Advertising cooperative liabilities	35.5	35.4

Total current liabilities	50.3	55.5

Long-term liabilities:
Long-term debt	133.9	111.6
Deferred credits and other long-term liabilities	39.9	39.3

Total long-term liabilities	173.8	150.9

Commitments and contingencies
Shareholders’ equity:
Preferred stock ($.01 par value; 2,500,000 shares authorized; 0 shares issued and outstanding)	—	—
Common stock ($.01 par value; 150,000,000 shares authorized; 21,974,727 and 22,449,697 shares issued and outstanding at April 17, 2016 and December 27, 2015, respectively)	0.2	0.2
Capital in excess of par value	—	—
Accumulated earnings	43.6	59.6
Accumulated other comprehensive loss	(0.5)	(0.2)

Total shareholders’ equity	43.3	59.6

Total liabilities and shareholders’ equity	$267.4	$266.0

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In millions, except per share data)

	16 Weeks Ended
	4/17/2016	4/19/2015
Revenues:
Sales by Company-operated restaurants	$34.6	$34.7
Franchise royalties and fees	45.7	43.1
Rent from franchised restaurants	1.9	1.7

Total revenues	82.2	79.5

Expenses:
Restaurant food, beverages and packaging	10.9	11.3
Restaurant employee, occupancy and other expenses	16.7	15.9
General and administrative expenses	28.7	25.3
Occupancy expenses - franchise restaurants	0.9	0.9
Depreciation and amortization	3.0	2.9
Other expenses (income), net	(0.1)	0.1

Total expenses	60.1	56.4

Operating profit	22.1	23.1
Interest expense, net	1.3	1.1

Income before income taxes	20.8	22.0
Income tax expense	7.9	8.4

Net income	$12.9	$13.6

Earnings per common share, basic:	$0.58	$0.59

Earnings per common share, diluted:	$0.58	$0.58

Weighted-average shares outstanding:
Basic	22.1	22.9
Diluted	22.4	23.3

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In millions)

	16 Weeks Ended
	4/17/2016	4/19/2015
Cash flows provided by (used in) operating activities:
Net income	$12.9	$13.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	3.0	2.9
Net (gain) loss on sale and disposal of assets	(0.1)	(0.1)
Deferred income taxes	(0.4)	0.7
Non-cash interest expense, net	0.2	0.2
Provision for credit losses	0.1	—
Excess tax benefits from stock-based payment arrangements	(1.2)	(4.9)
Stock-based compensation expense	2.0	1.7
Change in operating assets and liabilities:
Accounts receivable	(1.4)	(0.8)
Other operating assets	5.8	5.7
Accounts payable and other operating liabilities	(6.1)	(9.8)

Net cash provided by operating activities	14.8	9.2

Cash flows provided by (used in) investing activities:
Capital expenditures	(3.4)	(5.7)
Proceeds from dispositions of property and equipment	0.2	—

Net cash used in investing activities	(3.2)	(5.7)

Cash flows provided by (used in) financing activities:
Principal payments — 2013 credit facility	(109.0)	—
Borrowings under 2016 credit facility	131.5	—
Share repurchases	(30.0)	(11.0)
Proceeds from exercise of employee stock options	0.2	0.6
Excess tax benefits from stock-based payment arrangements	1.2	4.9
Debt issuance costs	(1.1)	—
Other financing activities, net	(0.1)	(0.1)

Net cash used in financing activities	(7.3)	(5.6)

Net increase (decrease) in cash and cash equivalents	4.3	(2.1)
Cash and cash equivalents at beginning of year	9.1	8.4

Cash and cash equivalents at end of quarter	$13.4	$6.3

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Same-store Sales and Restaurant Count

	16 Weeks Ended
	4/17/2016	4/19/2015
Same-store sales increase
Company-operated restaurants	(2.4)%	1.0%
Domestic franchised restaurants	1.2%	7.4%
Total domestic (Company-operated and franchised restaurants)	1.1%	7.1%
International franchised restaurants	6.2%	6.1%
Total global system	1.6%	7.0%
Company-operated restaurants (all domestic)
Restaurants at beginning of period	70	65
New restaurant openings	—	1

Restaurants at end of quarter	70	66

Franchised restaurants (domestic)
Restaurants at beginning of period	1,900	1,805
New restaurant openings	19	28
Permanent closings	(2)	(7)
Temporary (closings)/re-openings, net	4	7

Restaurants at end of quarter	1,921	1,833

Franchised restaurants (international)
Restaurants at beginning of period	569	509
New restaurant openings	25	24
Permanent closings	(17)	(11)
Temporary (closings)/re-openings, net	1	(1)

Restaurants at end of quarter	578	521

Total restaurant count at end of quarter	2,569	2,420

NEWS RELEASE

Management’s Use of Non-GAAP Financial Measures

Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, free cash flow and consolidated total leverage ratio are supplemental non-GAAP financial measures. The Company uses adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, free cash flow and consolidated total leverage ratio, in addition to net income, operating profit and cash flows from operating activities to assess its performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management. The Company believes these measures are important indicators of its operational strength and the performance of its business. Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, free cash flow and consolidated total leverage ratio as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. In addition, adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit, free cash flow and consolidated total leverage ratio: (a) do not represent net income, cash flows from operations or earnings per share as defined by GAAP; (b) are not necessarily indicative of cash available to fund cash flow needs; and (c) should not be considered as an alternative to net income, earnings per share, operating profit, cash flows from operating activities or other financial information determined under GAAP.

Adjusted earnings per diluted share: Calculation and Definition

The Company defines adjusted earnings for the periods presented as the Company’s reported net income after adjusting for certain non-operating items consisting of the following:

i.	other expense (income), net, which included $0.1 million net gain on sales of assets for the 16 weeks ended April 17, 2016 and April 19, 2015,

ii.	$0.2 million in executive transition expenses in the sixteen weeks ended April 19, 2015, and

iii.	the tax effect of these adjustments at the effective statutory rates.

	16 Weeks Ended
(In millions, except per share data)	4/17/2016	4/19/2015
Net income	$12.9	$13.6
Other expense (income), net	(0.1)	0.1
Tax effect	0.1	(0.1)

Adjusted earnings	$12.9	$13.6

Adjusted earnings per diluted share	$0.58	$0.58

Weighted average diluted shares outstanding	22.4	23.3

Operating EBITDA: Calculation and Definition

The Company defines operating EBITDA as earnings before interest expense, taxes, depreciation and amortization, and other expenses (income), net. The following table reconciles on a historical basis for the sixteen week periods ended April 17, 2016 and April 19, 2015, respectively, the Company’s operating EBITDA on a consolidated basis to the line on its condensed consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure. Operating EBITDA margin is defined as operating EBITDA divided by total revenues.

NEWS RELEASE

	16 Weeks Ended
(Dollars in millions)	4/17/2016	4/19/2015
Net income	$12.9	$13.6
Interest expense, net	1.3	1.1
Income tax expense	7.9	8.4
Depreciation and amortization	3.0	2.9
Other expenses (income), net	(0.1)	0.1

Operating EBITDA	$25.0	$26.1

Total revenues	$82.2	$79.5

Operating EBITDA margin	30.4%	32.8%

Company-operated restaurant operating profit: Calculation and Definition

The Company defines Company-operated restaurant operating profit as sales by Company-operated restaurants minus restaurant food, beverages and packaging minus restaurant employee, occupancy and other expenses. The following table reconciles on a historical basis for the sixteen week periods ended April 17, 2016 and April 19, 2015, respectively, Company-operated restaurant operating profit to the line item on its condensed consolidated statement of operations entitled sales by Company-operated restaurants, which the Company believes is the most directly comparable GAAP measure. Company-operated restaurant operating profit margin is defined as Company-operated restaurant operating profit divided by sales by Company-operated restaurants.

	16 Weeks Ended
(Dollars in millions)	4/17/2016	4/19/2015
Sales by Company-operated restaurants	$34.6	$34.7
Restaurant food, beverages and packaging	10.9	11.3
Restaurant employee, occupancy and other expenses	16.7	15.9

Company-operated restaurant operating profit	$7.0	$7.5

Company-operated restaurant operating profit margin	20.2%	21.6%

NEWS RELEASE

Free cash flow: Calculation and Definition

The Company defines free cash flow as net income plus depreciation and amortization plus stock-based compensation expense, minus maintenance capital expenditures which includes: for the sixteen weeks ended April 17, 2016, $0.8 million of information technology and other corporate assets and $0.3 million in other capital assets to maintain, replace and extend the lives of Company-operated restaurant facilities and equipment; and for the sixteen weeks ended April 19, 2015, $0.3 million of information technology and other corporate assets and $0.2 million in other capital assets to maintain, replace and extend the lives of Company-operated restaurant facilities.

The following table reconciles on a historical basis for the sixteen week periods ended April 17, 2016 and April 19, 2015, respectively, the Company’s free cash flow on a consolidated basis to the line on its consolidated statements of operations entitled net income, which the Company believes is the most directly comparable GAAP measure.

	16 Weeks Ended
(Dollars in millions)	4/17/2016	4/19/2015
Net income	$12.9	$13.6
Depreciation and amortization	3.0	2.9
Stock-based compensation expense	2.0	1.7
Maintenance capital expenditures	(1.1)	(0.5)

Free cash flow	$16.8	$17.7

Forward Looking Statements:

This Press Release contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this Press Release include discussions regarding the Company’s planned implementation of its strategic plan, planned share repurchases, projections and expectations regarding same-store sales for fiscal 2016 and beyond, expectations regarding future growth and commodity costs, expectations regarding restaurant reimaging, guidance for new restaurant openings and closures, effective income tax rate, and the Company’s anticipated 2016 and long-term performance, including projections regarding general and administrative expenses, capital expenditures, and adjusted earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, our ability to protect our information systems against cyber attacks or information security breaches, our ability to protect individually identifiable data of our customers, franchisees and employees, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2016 Revolving Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2016 Revolving Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2015 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, which details are incorporated herein by reference. Therefore, you should not place undue reliance on any forward-looking statements.

NEWS RELEASE

PLKI Contact Information

Investor inquiries:

ICR

Dara Dierks, 404-459-4584

Investor Relations

investor.relations@popeyes.com

or

Media inquiries:

Coltrin & Associates, Inc.

Jennifer Webb, 212-221-1616

SVP-Operations

Jennifer_webb@coltrin.com